CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation in this Annual report on Form 10-KSB of MAXPLANET CORP. of our report dated September 22, 2000 except for Note 15 as to which the date is October 17, 2000, on our audits of the financial statements of MAXPLANET CORP. as of March 31, 2000 and for the years ended March 31, 2000 and 1999, which report appears on page F-1 in this Annual Report on Form 10-KSB.



                                        EHRENKRANTZ STERLING & CO. LLC

Livingston, New Jersey
November 15, 2000